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                                                               Exhibit 99(j)(2)


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 21, 2006, relating to the financial statements and financial highlights which appears in the December 31, 2005 Annual Report to Shareholders of JPMorgan Growth Advantage Fund, which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
April 24, 2006